EXHIBIT 5.1

Sheppard, Mullin, Richter & Hampton LLP 2200 Ross Avenue, Suite 2400 Dallas, Texas 75201 469.391.7400 main www.sheppardmullin.com

February 19, 2020

VIA ELECTRONIC MAIL

Genprex, Inc.

1601 Trinity Street, Suite 3.322

Austin, TX 78712

Re: Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as special counsel to Genprex, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate initial offering price not to exceed $3,100,233 of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).  The shares of Common Stock are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”). The Registration Statement incorporates by reference the Registration Statement on Form S-3, as amended (File No. 333-233774), which was declared effective on October 28, 2019 (the “Related Registration Statement”), including the prospectus which forms a part of such Related Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement; (b) the Related Registration Statement; (c) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company in effect as of the date hereof; (d) the Amended and Restated Bylaws (the “Bylaws”) of the Company in effect as of the date hereof; and (e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Common Stock.

We have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents (as defined below). We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Common Stock, (i) the Board of Directors and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Common Stock and shall not have modified or rescinded the duly authorized issuance and sale of such Common Stock; (ii) the Registration Statement and the Related Registration Statement, the Common Stock and any definitive purchase, underwriting or similar agreement with respect to such Common Stock (collectively, the “Transaction Documents”) with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (iii) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (iv) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (i) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (ii) if the Offered Common Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned and (iii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.001 per share of Common Stock.

This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Respectfully submitted,

/s/ Sheppard Mullin Richter & Hampton LLP
SHEPPARD MULLIN RICHTER & HAMPTON LLP